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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-30390 and Form S-4 No. 333-34716, Form S-4 No. 333-110138, Form S-8 No. 333-61806 and Form S-8 No. 333-108732) of Seabulk
International, Inc. and in the related Prospectus of our report dated February 27, 2004, (except for the last paragraph of Note 17, as to which the date is March 8, 2004) with respect to the consolidated financial statements of Seabulk International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.




                                            /s/ Ernst & Young LLP
Fort Lauderdale, Florida
March 30, 2004